UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36479	46-3234977
(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Abernathy Road NE
Building 400, Suite 1700
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 391-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	VRTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 30, 2023 (the “Closing Date”), Veritiv Corporation (the “Company” or “Veritiv”), Verde Purchaser, LLC (“Parent”), and Verde Merger Sub, Inc. (“Merger Subsidiary”) completed the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 6, 2023 (as it has been or may be amended, supplemented, waived or otherwise modified in accordance with its terms, the “Merger Agreement”), among Veritiv, Parent and Merger Subsidiary. Parent and the Merger Subsidiary are affiliated with investment funds advised by Clayton, Dubilier & Rice, LLC (“CD&R”), a US-based private equity firm. Pursuant to the Merger Agreement, among other things, Merger Subsidiary merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). Capitalized terms used and not otherwise defined herein have the meaning set forth in the Merger Agreement.

Item 1.01. Entry into a Material Definitive Agreement.

As described below, the Merger was funded in part with proceeds from (i) a $600 million senior secured term loan facility (the “Term Loan Facility”), (ii) $700 million aggregate principal amount of 10.500% senior secured notes due 2030 (the “2030 Notes”) issued by Parent and (iii) a borrowing against a $825 million senior secured asset based revolving credit facility (the “ABL Facility”).

Term Loan Facility

On November 30, 2023, Parent and Veritiv Operating Company, a Delaware corporation and direct subsidiary of the Company (together with Parent, the “Borrowers” and each, a “Borrower”), as the initial borrowers, entered into (a) a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) by and among the Borrowers, Verde Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), the subsidiary guarantors from time to time party thereto, the lenders party thereto and Royal Bank of Canada, as administrative agent and collateral agent, which provides for the Term Loan Facility. Holdings, Parent and certain subsidiaries of Parent are guarantors under the Term Loan Credit Agreement (provided that the guarantee of Holdings is non-recourse and limited to the capital stock of Parent). The obligations under the Term Loan Credit Agreement are secured on a first priority basis by the assets of Holdings, the Borrower and the guarantors (subject to certain exclusions and exceptions).

The Term Loan Facility will mature on November 30, 2030 and will bear interest at a floating rate per annum of, at the Borrower’s option of term SOFR plus 4.50% or a base rate plus 3.50%. The term SOFR rate and the base rate are subject to an interest rate floor of 0.00%. Borrowings under the Term Loan Facility will amortize in equal quarterly installments in an amount equal to 1.00% per annum of the principal amount with the remaining balance payable upon maturity.

The Term Loan Facility may be prepaid at the Borrower’s option at any time, subject to minimum principal amount requirements. Prepayments of the Term Loan Facility in connection with a repricing transaction (as defined in the Term Loan Credit Agreement) prior to May 30, 2024 are subject to a 1.00% prepayment premium. Prepayments may otherwise be made without premium or penalty (other than customary breakage costs).

The Borrowers will be required to prepay the loans under the Term Loan Credit Agreement, subject to certain exceptions, thresholds and reinvestment rights, with a specified percentage of (i) the net cash proceeds of certain asset sales, (ii) the net cash proceeds of certain debt offerings and (iii) excess cash flow.

The Term Loan Credit Agreement contains certain covenants, which among other things, limit the ability of Parent and its restricted subsidiaries to (i) incur additional indebtedness; (ii) pay dividends or make other restricted payments; (iii) make loans and investments; (iv) incur liens; (v) sell assets; (vi) enter into affiliate transactions; (vii) enter into certain sale and leaseback transactions; (viii) enter into agreements restricting Parent’s subsidiaries’ ability to pay dividends; and (ix) merge, consolidate or amalgamate or sell all or substantially all of their property. These covenants are subject to a number of exceptions and qualifications that are described in the Term Loan Credit Agreement. The Term Loan Credit Agreement provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, failure to comply with other covenants or agreements in the Term Loan Credit Agreement, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency. These events of default are subject to a number of qualifications, limitations and exceptions that are described in the Term Loan Credit Agreement.

ABL Facility

On November 30, 2023, the Borrowers entered into an ABL Credit Agreement (the “ABL Credit Agreement”) by and among the Borrowers, Holdings, the subsidiary guarantors from time to time party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent, which provides for the $825 million ABL Facility, $100 million of which is available in the form of swingline loans. Letters of credit may also be issued under the ABL Facility in an aggregate amount not exceeding $200 million. Amounts available under the ABL Facility are available subject to a U.S. borrowing base and a Canadian borrowing base. Holdings, Parent and certain subsidiaries of Parent are guarantors under the ABL Credit Agreement (provided that the guarantee of Holdings is non-recourse and limited to the capital stock of Parent). The obligations under the ABL Credit Agreement are secured on a first priority basis by the assets of Holdings, the Borrower and guarantors (subject to certain exclusions and exceptions).

The ABL Facility will mature on November 30, 2028 and will initially bear interest at a floating rate per annum of, at the Borrower’s option, term SOFR plus 1.75% or a base rate plus 0.75%, and thereafter be subject to a three level pricing grid based on average daily excess availability (amount by which availability, the lesser of the aggregate amount of ABL commitments and the ABL borrowing base, exceeds the aggregate outstanding amount of ABL Loans, swingline borrowings and outstanding letters of credit). The term SOFR rate and the base rate are subject to an interest rate floor of 0.00%. Commitment fees of 0.25% per annum on the average daily undrawn portion of ABL commitments, are payable to non-defaulting lenders quarterly in arrears after November 30, 2023 and upon the termination of the ABL commitments.

The ABL Facility may be prepaid at Parent’s option at any time, subject to customary breakage costs.

If at any time the sum of the outstanding amount under the ABL Facility (including ABL Loans, Letters of Credit outstanding and swingline borrowings thereunder) exceeds availability (the lesser of the aggregate amount of ABL commitments and the ABL borrowing base), prepayments of ABL Loans and/or swingline borrowings (and/or cash collateralization of letters of credit) shall be required in an amount equal to such excess.

The ABL Credit Agreement contains certain covenants, which among other things, limit the ability of Parent and its restricted subsidiaries to (i) incur additional indebtedness; (ii) pay dividends or make other restricted payments; (iii) make loans and investments; (iv) incur liens; (v) sell assets; (vi) enter into affiliate transactions; (vii) enter into certain sale and leaseback transactions; (viii) enter into agreements restricting Parent’s subsidiaries’ ability to pay dividends; and (ix) merge, consolidate or amalgamate or sell all or substantially all of their property. These covenants are subject to a number of exceptions and qualifications that are described in the ABL Credit Agreement. The ABL Credit Agreement provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, failure to comply with other covenants or agreements in the ABL Credit Agreement, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency. These events of default are subject to a number of qualifications, limitations and exceptions that are described in the ABL Credit Agreement. In addition, if certain specified availability is less than 10% of availability under the ABL Facility at any time, Parent shall be required to satisfy a minimum consolidated fixed charge coverage ratio for the most recent period of four consecutive fiscal quarters for which financial statements are available of at least 1.0 to 1.0 and shall continue until the date that specified availability shall have been not less than 10% of availability at any time during 20 consecutive calendar days.

2030 Notes

On November 30, 2023, in connection with the issuance and sale by Parent to Goldman Sachs & Co. LLC and the other initial purchasers of the 2030 Notes (the “Initial Purchasers”), Parent entered into an Indenture (the “Base Indenture”), by and among Parent and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), supplemented by (i) a first supplemental indenture dated as of November 30, 2023 (the “First Supplemental Indenture”), by and among Parent, the Trustee and the Collateral Agent, providing for the issuance of the 2030 Notes and (ii) immediately following consummation of the Merger, a second supplemental indenture (the “Second Supplemental Indenture” and together with the Base Indenture and First Supplemental Indenture, the “Indenture”), dated as of November 30, 2023, by and among Parent, the guarantors party thereto, the Trustee and the Collateral Agent, pursuant to which the guarantors jointly and severally guaranteed the obligations of Parent under the Base Indenture and the Notes on a senior secured basis.

The 2030 Notes bear interest at a rate of 10.500% per year, payable in cash in arrears on November 30 and May 30 of each year. The first interest payment date will be May 30, 2024. The 2030 Notes will mature on November 30, 2030.

At any time prior to November 30, 2026, Parent may, at its option, redeem the 2030 Notes, in whole or in part, at a price equal to 100% of the principal amount, plus a “make-whole” premium described below, plus accrued and unpaid interest, if any, on the 2030 Notes redeemed to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date). Additionally, at any time and from time to time prior to November 30, 2026, Parent may, at its option, redeem up to 40% of the original aggregate principal amount of the 2030 Notes with the net proceeds of certain equity offerings at a redemption price equal to 110.500% of the principal amount of the 2030 Notes, together with accrued and unpaid interest, if any, on the Notes redeemed to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date); provided, however, that if the 2030 Notes are being redeemed as described in this sentence, an aggregate principal amount of 2030 Notes equal to at least 50% of the original aggregate principal amount of 2030 Notes must remain outstanding after such redemption (unless all 2030 Notes are redeemed substantially concurrently). In addition, during any 12-month period prior to November 30, 2026, Parent may, at its option, redeem up to 10% of the original aggregate principal amount of the Notes at a redemption price (expressed as a percentage of the principal amount thereof) equal to 103.000%, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the date of redemption). At any time and from time to time on and after November 30, 2026, Parent may, at its option, redeem the 2030 Notes, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2030 Notes redeemed, to, but not including, the relevant redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date), if redeemed during the twelve-month period commencing on November 30 of the years indicated below:

Year	Price
2026	105.250%
2027	102.625%
2028 and thereafter	100.000%

If Parent experiences a “Change of Control” (as defined in the Indenture) or sells certain of its assets, Parent will be required to repurchase the 2030 Notes at 101% of the principal amount of such 2030 Notes being repurchased, subject to certain conditions.

Parent will be required to offer to purchase the 2030 Notes, subject to certain exceptions, in an amount equal to 100% of the net cash proceeds of certain asset sales, subject to specified reinvestment rights.

The Indenture contains certain covenants, which among other things, limit the ability of Parent and its restricted subsidiaries to (i) incur additional indebtedness; (ii) pay dividends or make other restricted payments; (iii) make loans and investments; (iv) incur liens; (v) sell assets; (vi) enter into affiliate transactions; (vii) enter into certain sale and leaseback transactions; (viii) enter into agreements restricting Parent’s subsidiaries’ ability to pay dividends; and (ix) merge, consolidate or amalgamate or sell all or substantially all of their property. These covenants are subject to a number of exceptions and qualifications that are described in the Indenture. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, failure to comply with other covenants or agreements in the 2030 Notes or the Indenture, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency. These events of default are subject to a number of qualifications, limitations and exceptions that are described in the Indenture.

The offer and sale of the 2030 Notes and the related guarantees were made in the United States only to persons (i) reasonably believed to be qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The 2030 Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Item 1.02. Termination of a Material Definitive Agreement.

Concurrently with the closing of the Merger, the Company repaid all loans and terminated all credit commitments outstanding under that certain ABL Credit Agreement, dated as of July 1, 2014, among Veritiv Operating Company, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other parties thereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, and 5.03 of this Current Report on Form 8-K are incorporated by reference in this Item 2.01.

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares of Common Stock held by Veritiv as treasury stock or owned by any subsidiary of Veritiv or by Parent or any subsidiary of Parent immediately prior to the Effective Time and (ii) shares of Common Stock held by a holder who is entitled to demand and properly demands appraisal of such shares in accordance with Section 262 of the Delaware General Corporation Law) was automatically cancelled and converted into the right to receive $170 in cash, without interest (the “Merger Consideration”). Any shares of Common Stock held by Veritiv as treasury stock or owned by any subsidiary of Veritiv or Parent or any subsidiary of Parent immediately prior to the Effective Time were canceled, and no payment was made with respect thereto.

In addition, pursuant to the Merger Agreement, at the Effective Time:

•	each outstanding award of Veritiv’s service-based restricted stock units (each, a “Company RSU Award”), whether or not vested, and whether settleable in shares of Common Stock or cash, was canceled, and Veritiv paid or will promptly pay each holder thereof, an amount in cash equal to (i) the Merger Consideration multiplied by (ii) the number of shares of Common Stock subject to such Company RSU Award, less any required withholding taxes under applicable law;

•	each outstanding award of Veritiv’s performance share units (each, a “Company PSU Award”), whether or not vested, and whether settleable in shares of Common Stock or cash, was canceled, and Veritiv paid or will promptly pay each holder thereof an amount in cash equal to (i) the Merger Consideration multiplied by (ii) the target number of performance share units subject to such Company PSU Award, less any required withholding taxes under applicable law;

•	each outstanding award (i) of Veritiv’s deferred stock units (each, a “Company DSU Award”) and (ii) Veritiv’s phantom stock units (“Company Phantom Awards” and, together with the Company DSU Awards, the “Company Director Equity Awards”), whether settleable in shares of Common Stock or cash, was canceled, and Veritiv paid or will promptly pay (or will pay at such later time as would not result in the imposition of taxes under Section 409A of the U.S. Internal Revenue Code of 1986, as amended) each holder thereof for each such Company Director Equity Award an amount in cash equal to (i) the Merger Consideration multiplied by (ii) the number of shares of Common Stock subject to such Company Director Equity Award, together with any cash dividends accrued, less any required withholding taxes under applicable law;

•	each then outstanding award of Veritiv’s performance-based units (each, a “Company PBU Award”), whether or not vested, was canceled and Veritiv paid or promptly will pay each holder thereof an amount in cash equal to $1.00 multiplied by the target number of performance-based units subject to such Company PBU Award, less any required withholding taxes under applicable law.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed and requested that the NYSE suspend trading of Common Stock on the NYSE prior to the opening of trading on the Closing Date. The Company also requested that the NYSE file with the U.S. Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Common Stock from the NYSE and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, trading of the shares of Common Stock, which traded under the ticker symbol “VRTV” on the NYSE, was suspended prior to the opening of trading on the NYSE on November 30, 2023.

In addition, upon effectiveness of the Form 25, the Company intends to file a certification on Form 15 with the SEC to deregister all shares of Common Stock and suspend of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

At the Effective Time, each holder of shares of Common Stock outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration for such shares pursuant to the terms of the Merger Agreement).

Item 5.01. Changes in Control of the Registrant.

The information set forth in the Introductory Note and in Items 2.01, 2.03, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The aggregate Merger Consideration paid to Company stockholders was approximately $2,300 million. The funds used by Parent to consummate the Merger and complete the related transactions came from equity contributions from the investment funds affiliated with CD&R, and proceeds received in connection with debt financing pursuant to the Term Loan Credit Agreement, the ABL Credit Agreement and the Indenture along with cash from the Company’s balance sheet.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Directors

Pursuant to the terms of the Merger Agreement, upon, but conditioned on the occurrence of, the Effective Time, Stephen E. Macadam, Salvatore A. Abbate, Autumn R. Bayles, Shantella E. Cooper, David E. Flitman, Tracy A. Leinbach, Gregory B. Morrison, Michael P. Muldowney and Charles G. Ward, III each resigned from their positions as members of the board of directors of the Company and from any and all committees of the board of directors on which they served. In addition, pursuant to the terms of the Merger Agreement, from and after the Effective Time, Robert C. Volpe, Ian A. Rorick and Kirsten Colwell, who were directors of Merger Subsidiary immediately before the Effective Time, became directors of the Surviving Corporation. Immediately following the Effective Time, Salvatore A. Abbate, Eric J. Guerin and Susan B. Salyer were appointed to the board of directors of the Surviving Corporation and Robert C. Volpe, Ian A. Rorick and Kirsten Colwell resigned from the board of directors of the Surviving Corporation.

Officers

The officers of the Company immediately prior to the Effective Time continued as officers of the Company.

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

The information contained in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the Amended and Restated Certificate of Incorporation of the Company was amended and restated in its entirety to be in the form of the certificate of incorporation of Merger Subsidiary as in effect immediately prior to the Effective Time, except that references to the Merger Subsidiary’s name were replaced with references to the Company’s name (the “Certificate of Incorporation”). In addition, at the Effective Time, the Amended and Restated Bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time, except that references to the Merger Subsidiary’s name were replaced with references to the Company’s name (the “Bylaws”). Copies of the Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On the Closing Date, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of August 6, 2023, by and among the among Veritiv Corporation, Verde Purchaser, LLC and Verde Merger Sub, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on August 7, 2023 and incorporated herein by reference).*
3.1	Amended and Restated Certificate of Incorporation of Veritiv Corporation.
3.2	Amended and Restated Bylaws of Veritiv Corporation.
99.1	Press Release, dated as of November 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*  Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

By:	/s/ Susan B. Salyer
Susan B. Salyer
Senior Vice President, General Counsel & Corporate Secretary

Dated: November 30, 2023